As filed with the Securities and Exchange Commission on September 29, 2015	Registration No. 333-198668

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	6712	47-2259704
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2110 Beechmont Avenue
Cincinnati, Ohio 45230
(513) 231-7871
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Gregory P. Niesen
President and Chief Executive Officer
MW Bancorp, Inc.
2110 Beechmont Avenue
Cincinnati, Ohio 45230
(513) 231-7871
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason L. Hodges
Vorys, Sater, Seymour and Pease LLP
301 East Fourth Street
Suite 3500
Great American Tower
Cincinnati, OH 45202

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

In accordance with the undertaking of MW Bancorp, Inc. (the “Company”), set forth in its Registration Statement on Form S-1 (Registration No. 333-198668) filed on February 13, 1995, and declared effective on November 12, 2014 (the “Registration Statement”), the Company is filing this Post-effective Amendment No. 1 to the Registration Statement to deregister an aggregate of 247,962 unsold shares of common stock, $0.01 par value of per share, previously registered under the Securities Act of 1933 pursuant to the Registration Statement.

The Company filed the Registration Statement in connection with the conversion of Watch Hill Bank (formerly known as Mt. Washington Savings Bank) from mutual to stock form and the formation of the Company to serve as the stock holding company for Watch Hill Bank. The Company registered 1,124,125 shares of the Company’s common stock pursuant to the Registration Statement. Upon the consummation of the conversion and the Company’s acquisition of all of the outstanding common shares of Watch Hill Bank, the Company issued a total of 876,163 shares of the Company’s common stock. Therefore, in accordance with the undertaking mentioned above, the Company hereby deregisters the remaining 247,962 shares of Company common stock.

Item 16. Exhibits and Financial Statement Schedules.

24	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 29, 2015.

MW BANCORP, INC.

By:	/s/ Gregory P. Niesen
Gregory P. Niesen President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer and Director:

/s/ Gregory P. Niesen	Date: September 29, 2015
Gregory P. Niesen
President, Chief Executive Officer and Director

Principal Accounting and Financial Officer:

/s/ Jill M. Ulrich	Date: September 29, 2015
Jill M. Ulrich
Senior Vice President and Chief Financial Officer

Directors:

/s/ Bernard G. Buerger*	Date: September 29, 2015
Bernard G. Buerger

/s/ Gerald E. Grove*	Date: September 29, 2015
Gerald E. Grove

/s/ Bruce N. Thompson*	Date: September 29, 2015
Bruce N. Thompson

/s/ John W. Croxton*	Date: September 29, 2015
John W. Croxton

/s/ David M. Tedtman	Date: September 29, 2015
David M. Tedtman

* /s/ Gregory P. Niesen	Date: September 29, 2015
Gregory P. Niesen,
as attorney-in-fact

EXHIBIT INDEX

Exhibits

24	Powers of Attorney	Incorporated by reference to Signature Page of Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 filed by registrant on November 6, 2014